As filed with the Securities and Exchange Commission on October 4, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

U-Store-It Trust
(Exact Name of Registrant as Specified in Governing Instruments)
6745 Engle Road
Suite 300
Cleveland, OH 44130
(440) 234-0700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Steven G. Osgood
President and Chief Financial Officer
U-Store-It Trust
6745 Engle Road
Suite 300
Cleveland, OH 44130
(440) 234-0700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

J. Warren Gorrell, Jr., Esq.	Benjamin R. Weber, Esq.
David W. Bonser, Esq.	William G. Farrar, Esq.
HOGAN & HARTSON L.L.P.	SULLIVAN & CROMWELL LLP
555 Thirteenth Street, N.W.	125 Broad Street
Washington, D.C. 20004-1109	New York, NY 10004
(202) 637-5600	(212) 558-4000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.     ☑ 333-128261
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
Title of Class of Securities To Be Registered	Registered (1)	Unit (2)	Price (2)	Registration Fee

Common Shares, $.01 par value per share	2,415,000	$20.35	$49,145,250	$5,785

(1)	Includes common shares that the underwriters have the option to purchase from us.

(2)	Based on the public offering price.

Explanatory Note
      This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and General Instruction G of Form S-11. Pursuant to Rule 462(b), the contents of our registration statement on Form S-11, as amended (File No. 333-128261), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on October 3, 2005 (the “Initial Registration Statement”), are incorporated by reference into this Registration Statement. This Registration Statement covers the registration of an additional 2,415,000 common shares for sale in the offering related to the Initial Registration Statement (an additional $49,145,250 aggregate offering price of our common shares).

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on October 3, 2005.

U-STORE-IT TRUST

By:	/s/ Robert J. Amsdell

Robert J. Amsdell
Chairman and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert J. Amsdell Robert J. Amsdell	Chairman of the Board of Trustees and Chief Executive Officer (Principal Executive Officer)	October 3, 2005

/s/ Steven G. Osgood Steven G. Osgood	President and Chief Financial Officer (Principal Financial Officer)	October 3, 2005

/s/ Tedd D. Towsley Tedd D. Towsley	Vice President and Treasurer (Principal Accounting Officer)	October 3, 2005

* Barry L. Amsdell	Trustee	October 3, 2005

* Thomas A. Commes	Trustee	October 3, 2005

* John C. Dannemiller	Trustee	October 3, 2005

* William M. Diefenderfer	Trustee	October 3, 2005

* Harold S. Haller	Trustee	October 3, 2005

* David J. LaRue	Trustee	October 3, 2005

* By: /s/ Robert J. Amsdell Robert J. Amsdell by power of attorney

EXHIBIT INDEX

Exhibit No.

5.1		Opinion of Hogan & Hartson L.L.P. regarding the validity of the securities being registered.
23.1		Consent of Deloitte & Touche LLP.
23.2		Consent of Clifton Gunderson LLP.
23.3		Consent of Grant Thornton LLP.
23.4		Consent of The Schonbraun McCann Group LLC.
23.5		Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1).
24	.1†	Power of Attorney

†	Filed as Exhibit 24.1 to the registrant’s Registration Statement on Form S-11, as amended (File No. 333-128261), filed with the Securities and Exchange Commission on September 12, 2005.